Exhibit 99.1

Staples, Inc. Announces Fourth Quarter and Full Year 2013 Performance

Initiates $500 million gross cost reduction program

Initiates plan to close up to 225 stores by 2015

FRAMINGHAM, Mass.--(BUSINESS WIRE)--March 6, 2014--Staples, Inc. (Nasdaq: SPLS) announced today the results for its fourth quarter and fiscal year ended February 1, 2014.

Fourth Quarter 2013 Financial Summary

	Fourth Quarter
(dollar amounts in millions)	2013	2012	Change
Total company sales including the 53rd week in 2012	$5,873	$6,568	-10.6%
Total company sales excluding the 53rd week in 2012*	$5,873	$6,107	-3.8%

GAAP operating income	$338	$314	$24
Non-GAAP operating income*	$338	$495	($157)

GAAP operating income rate	5.8%	4.8%	98 basis points
Non-GAAP operating income rate*	5.8%	7.5%	(177 basis points)

GAAP income from continuing operations	$212	$90	$122
Non-GAAP income from continuing operations*	$212	$308	($96)

GAAP earnings per diluted share from continuing operations	$0.33	$0.14	136%
Non-GAAP earnings per diluted share from continuing operations*	$0.33	$0.46	-28%

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures. Fourth quarter 2012 non-GAAP measures include results for the 53rd week in 2012, unless otherwise noted.

“A year ago, we announced a plan to fundamentally reinvent our company,” said Ron Sargent, Staples’ chairman and chief executive officer. “With nearly half of our sales generated online today, we’re meeting the changing needs of business customers and taking aggressive action to reduce costs and improve efficiency.”

2013 Reinvention Highlights

  Accelerated growth on Staples.com with sales up 10 percent in the fourth quarter*
  Ended 2013 with over 500,000 products on Staples.com versus 100,000 at the beginning of the year
  Rolled out new contract team-based selling model to accelerate growth beyond office supplies
  Aggressively reduced costs and achieved full year profitability in Europe
  Eliminated approximately $200 million of gross costs to fund reinvention growth priorities
  Eliminated over one million square feet in North American stores through 40 net store closures and 40 downsizes and relocations
  Re-launched brand with new “Make More Happen” campaign

*Excludes sales generated during the 53rd week of 2012, as well as the unfavorable impact related to changes in foreign exchange rates in the fourth quarter of 2013. On a GAAP basis, Staples.com sales grew 1 percent during the fourth quarter of 2013.

Total company sales for the fourth quarter of 2013 were $5.9 billion. Excluding $461 million of sales recorded during the 53rd week in fiscal year 2012, total company sales decreased four percent compared to the fourth quarter of 2012. Fourth quarter 2013 total company sales growth was negatively impacted by approximately one percent due to 109 store closures in North America and Europe during the 12 months preceding the fourth quarter of 2013. Changes in foreign exchange rates also negatively impacted total company sales growth by one percent during the fourth quarter of 2013.

On a GAAP basis, fourth quarter 2013 total company operating income rate increased 98 basis points to 5.76 percent. Excluding the impact of charges taken during the fourth quarter of 2012, total company operating income rate decreased 177 basis points. The company’s results for the fourth quarter of 2012 included pre-tax income of $83 million related to the extra week in 2012.

The company reported fourth quarter 2013 income from continuing operations of $212 million, or $0.33 per diluted share, compared to $90 million, or $0.14 per diluted share, achieved in the fourth quarter of 2012.

Full Year 2013 Financial Summary
	Full Year
(dollar amounts in millions)	2013	2012	Change
Total company sales including the 53rd week in 2012	$23,114	$24,381	-5.2%
Total company sales excluding the 53rd week in 2012*	$23,114	$23,919	-3.4%

GAAP operating income	$1,178	$510	$667
Non-GAAP operating income*	$1,242	$1,548	($307)

GAAP operating income rate	5.1%	2.1%	300 basis points
Non-GAAP operating income rate*	5.4%	6.3%	(98 basis points)

GAAP income from continuing operations	$707	($161)	$868
Non-GAAP income from continuing operations*	$761	$936	($175)

GAAP earnings per diluted share from continuing operations	$1.07	($0.24)	NM
Non-GAAP earnings per diluted share from continuing operations*	$1.16	$1.39	-17%

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures. Full year 2012 non-GAAP measures include results for the 53rd week in 2012, unless otherwise noted.

For the full year 2013, total company sales were $23.1 billion. Excluding the extra week in 2012, a one percent negative impact due to store closures, and a one percent negative impact due to changes in foreign exchange rates, full year 2013 total company sales decreased approximately two percent versus the prior year.

On a GAAP basis, full year 2013 total company operating income rate increased 300 basis points to 5.09 percent. Excluding the impact of charges taken during 2013 and 2012, total company operating income rate decreased 98 basis points.

The company reported full year 2013 income from continuing operations of $707 million, or $1.07 per diluted share, compared to a loss of $161 million, or $0.24 per share, achieved in the full year of 2012. Excluding charges taken during 2013, total company non-GAAP earnings per diluted share were $1.16 for the full year.

The company generated operating cash flow of $1.1 billion and invested $371 million in capital expenditures in 2013, resulting in free cash flow of $737 million for the full year. The company utilized free cash flow to repurchase 21 million shares for $306 million and returned $313 million to shareholders through cash dividends in 2013. At the end of 2013, the company had $1.6 billion in liquidity, including $493 million in cash and cash equivalents.

North American Stores and Online
	Fourth Quarter			Full Year
(dollar amounts in millions)	2013	2012	Change	2013	2012	Change
Sales including the 53rd week in 2012	$2,900	$3,298	-12.1%	$11,103	$11,828	-6.1%
Sales excluding the 53rd week in 2012*	$2,900	$3,076	-5.7%	$11,103	$11,606	-4.3%
Comparable store sales			-7%			-4%

Operating income	$176	$317	($141)	$733	$987	($254)
Operating income rate	6.1%	9.6%	(355 basis points)	6.6%	8.3%	(174 basis points)

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about this non-GAAP measure.

Sales for the fourth quarter of 2013 were $2.9 billion, a decrease of 12 percent compared to the fourth quarter of 2012. Excluding $221 million of sales during the extra week in 2012, fourth quarter 2013 sales decreased six percent. Changes in foreign exchange rates negatively impacted fourth quarter 2013 sales growth by approximately one percent. Sales growth was also negatively impacted by approximately one percent due to 63 store closures during the 12 months preceding the fourth quarter of 2013, net of estimated sales transfers to remaining stores. Sales declines in business machines and technology accessories, office supplies, and computers, were partially offset by growth in facilities and breakroom supplies, paper, and copy and print. Comparable store sales, which exclude sales in Staples.com, decreased seven percent, reflecting a six percent decline in traffic and a one percent decline in average order size versus the prior year. Staples.com sales grew 10 percent during the fourth quarter of 2013, after excluding the impact of the extra week in 2012 and changes in foreign exchange rates. This reflects increased customer traffic and improved customer conversion. Operating income rate decreased 355 basis points to 6.07 percent compared to the fourth quarter of 2012. This decline primarily reflects lower product margins in Staples.com, an unfavorable comparison to the highly profitable extra week last year, the negative impact of fixed costs on lower sales, and increased costs related to growth initiatives in Staples.com. During the fourth quarter of 2013, the company closed 10 stores and opened one store in the U.S. and closed two stores in Canada.

For the full year 2013, North American Stores and Online achieved sales of $11.1 billion, a decrease of 6.1 percent compared to 2012. Excluding the extra week of sales in 2012, a one percent negative impact due to store closures, and a one percent negative impact due to changes in foreign exchange rates, full year 2013 sales decreased approximately three percent compared to 2012. Full year 2013 operating income rate declined 174 basis points to 6.6 percent versus 2012. In 2013, the company closed 34 stores and opened 2 stores in the U.S. and closed 8 stores in Canada ending the year with 1,846 stores in North America.

North American Commercial
	Fourth Quarter			Full Year
(dollar amounts in millions)	2013	2012	Change	2013	2012	Change
Sales including the 53rd week in 2012	$1,963	$2,102	-6.6%	$8,042	$8,108	-0.8%
Sales excluding the 53rd week in 2012*	$1,963	$1,943	1.0%	$8,042	$7,949	1.2%

Operating income	$167	$195	($28)	$604	$680	($76)
Operating income rate	8.5%	9.3%	(75 basis points)	7.5%	8.4%	(88 basis points)

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about this non-GAAP measure.

Sales for the fourth quarter of 2013 were $2.0 billion, a decrease of seven percent compared to the fourth quarter of 2012. Excluding $159 million of sales during the extra week in 2012 and changes in foreign exchange rates, sales increased two percent. This primarily reflects growth in facilities and breakroom supplies, as well as tablets, partially offset by declines in paper, ink and toner, and office supplies. Operating income rate decreased 75 basis points to 8.51 percent compared to the fourth quarter of 2012. This decline primarily reflects an unfavorable comparison to the highly profitable extra week last year, and investments in sales force to drive growth, partially offset by improved product margins.

For the full year 2013, North American Commercial achieved sales of $8.0 billion, a decrease of one percent compared to 2012. Excluding the extra week last year, full year 2013 sales increased one percent compared to the prior year. Full year 2013 operating income rate decreased 88 basis points to 7.51 percent versus 2012.

International Operations
	Fourth Quarter			Full Year
(dollar amounts in millions)	2013	2012	Change	2013	2012	Change
Sales including the 53rd week in 2012	$1,010	$1,168	-13.5%	$3,969	$4,444	-10.7%
Sales excluding the 53rd week in 2012*	$1,010	$1,087	-7.1%	$3,969	$4,363	-9.0%

Operating income (loss)	$14	$6	$8	($15)	($21)	$6
Operating income (loss) rate	1.3%	0.5%	83 basis points	-0.4%	-0.5%	9 basis points

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about this non-GAAP measure.

Sales for the fourth quarter of 2013 were $1.0 billion, a decrease of 13 percent compared to the fourth quarter of 2012. Excluding $81 million of sales during the extra week in 2012, sales decreased seven percent. Fourth quarter 2013 sales growth was negatively impacted by approximately two percent due to 46 store closures during the 12 months preceding the fourth quarter of 2013. Changes in foreign exchange rates also negatively impacted fourth quarter 2013 sales growth by approximately one percent. The decline was also driven by weakness in European delivery and Australia. Comparable store sales in Europe declined one percent reflecting a one percent decline in average order size and flat traffic versus the prior year. Operating income rate increased 83 basis points to 1.3 percent compared to the fourth quarter of 2012. This increase primarily reflects improved product margins in Europe and reduced amortization expense in Australia, partially offset by the negative impact of fixed costs on lower sales and the unfavorable comparison to the highly profitable extra week last year.

For the full year 2013, International Operations achieved sales of $4.0 billion, a decrease of 11 percent. Excluding the extra week of sales in 2012, a two percent negative impact due to store closures, and a one percent negative impact due to changes in foreign exchange rates, full year 2013 sales decreased approximately six percent compared to 2012. Full year 2013 operating income rate increased 9 basis points to an operating loss of 0.38 percent compared to the prior year. The company ended the year with 282 stores in Europe.

Outlook

The company initiated a plan to close up to 225 stores in North America by the end of 2015. The company also initiated a multi-year cost savings plan which is expected to generate annualized pre-tax cost savings of approximately $500 million by the end of 2015. The savings are expected to come from supply chain, retail store closures and labor optimization, non-product related costs, IT hardware and services, marketing, sales force, and customer service.

For the first quarter of 2014, the company expects sales to decrease versus the first quarter of 2013. The company expects to achieve fully diluted earnings per share in the range of $0.17 to $0.22 for the first quarter of 2014. This guidance does not reflect any potential impact on sales or earnings per share related to 2014 restructuring activities. The company also expects to generate more than $600 million of free cash flow for the full year 2014, which reflects cash payments related to previously announced restructuring activities and the company’s consideration of the impact from potential 2014 restructuring activities.

Presentation of Non-GAAP Information

This press release presents certain results in 2013 with and without restructuring charges, as well as certain results in 2012 with and without the impact of goodwill and long-lived asset impairment charges, restructuring charges, accelerated tradename amortization, loss on early extinguishment of debt, charges related to the termination of the Company’s joint venture in India, and certain tax items. This press release also presents certain results for 2012 and 2013 both with and without the impact of fluctuations in foreign currency exchange rates. This press release also presents certain results without the impact of the 53rd week in fiscal year 2012. The presentation of these results, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures enable management and investors to understand and analyze the company’s performance by providing meaningful information that facilitates the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for these limitations by considering GAAP as well as non-GAAP results. In addition, management provides a reconciliation to the most comparable GAAP financial measure.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples makes it easy to make more happen with more products and more ways to shop. Through its world-class retail, online and delivery capabilities, Staples lets customers shop however and whenever they want, whether it’s in-store, online or on mobile devices. Staples offers more products than ever, such as technology, facilities and breakroom supplies, furniture, safety supplies, medical supplies, and Copy and Print services. Headquartered outside of Boston, Staples operates throughout North and South America, Europe, Asia, Australia and New Zealand. More information about Staples (SPLS) is available at www.staples.com.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: if we fail to meet the changing needs of our customers our business and financial performance could be adversely affected; we face uncertainties in connection with transforming our business and our inability to successfully implement our strategies could adversely affect our business and financial performance; we have recognized substantial goodwill impairment charges in the past and may be required to recognize additional goodwill impairment charges in the future; we operate in a highly competitive market and we may not be able to continue to compete successfully; global economic conditions could adversely affect our business and financial performance; our international operations expose us to risks inherent in foreign operations; our effective tax rate may fluctuate; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract, train, engage and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our indebtedness could adversely affect us by reducing our flexibility to respond to changing business and economic conditions; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property liability, product liability, import/export liability, government investigations and claims, and other risks associated with global sourcing; problems in our information systems and technologies may disrupt our operations; compromises of our information systems or unauthorized access to confidential information or personal information may materially harm our business or damage our reputation; our business may be adversely affected by the actions of and risks associated with third-parties; various legal proceedings may adversely affect our business and financial performance; failure to comply with laws, rules and regulations could negatively affect our business operations and financial performance; and those factors discussed or referenced in our most recent quarterly report on Form 10-K filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	February 1, 2014	February 2, 2013
ASSETS
Current assets:
Cash and cash equivalents	$492,532	$1,334,302
Receivables, net	1,838,714	1,815,586
Merchandise inventories, net	2,328,299	2,314,058
Deferred income tax assets	179,566	218,899
Prepaid expenses and other current assets	400,447	346,773
Current assets of discontinued operations	—	170,819
Total current assets	5,239,558	6,200,437

Property and equipment:
Land and buildings	990,324	1,015,225
Leasehold improvements	1,306,987	1,300,258
Equipment	2,778,294	2,625,949
Furniture and fixtures	1,078,876	1,088,669
Total property and equipment	6,154,481	6,030,101
Less: Accumulated depreciation	4,283,762	4,066,926
Net property and equipment	1,870,719	1,963,175

Intangible assets, net of accumulated amortization	382,700	384,609
Goodwill	3,233,597	3,221,162
Other assets	448,302	510,622
Total assets	$11,174,876	$12,280,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,997,494	$1,896,040
Accrued expenses and other current liabilities	1,266,974	1,405,752
Debt maturing within one year	103,982	987,161
Current liabilities of discontinued operations	—	129,672
Total current liabilities	3,368,450	4,418,625

Long-term debt, net of current maturities	1,000,205	1,001,943
Other long-term obligations	665,386	723,343

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 938,722,858 and 652,860,207 shares at February 1, 2014 and 932,246,614 shares and 669,182,785 shares at February 2, 2013, respectively	563	559
Additional paid-in capital	4,866,467	4,711,113
Accumulated other comprehensive loss	(507,154)	(388,773)
Retained earnings	7,001,755	6,694,207
Less: Treasury stock at cost, 285,862,651 shares at February 1, 2014 and 263,063,829 shares at February 2, 2013	(5,229,368)	(4,888,953)
Total Staples, Inc. stockholders’ equity	6,132,263	6,128,153
Noncontrolling interests	8,572	7,941
Total stockholders’ equity	6,140,835	6,136,094
Total liabilities and stockholders’ equity	$11,174,876	$12,280,005

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
Sales	$5,873,273	$6,567,980	$23,114,263	$24,380,510
Cost of goods sold and occupancy costs	4,366,220	4,848,571	17,081,978	17,889,249
Gross profit	1,507,053	1,719,409	6,032,285	6,491,261
Operating expenses:
Selling, general and administrative	1,154,088	1,210,686	4,735,294	4,884,284
Impairment of goodwill and long-lived assets	—	—	—	810,996
Restructuring charges	—	176,620	64,085	207,016
Amortization of intangibles	14,854	18,434	55,405	78,900
Total operating expenses	1,168,942	1,405,740	4,854,784	5,981,196

Operating income	338,111	313,669	1,177,501	510,065

Other (expense) income:
Interest income	444	1,089	4,733	5,340
Interest expense	(27,647)	(38,282)	(119,329)	(162,477)
Loss on early extinguishment of debt	—	(56,958)	—	(56,958)
Other income (expense), net	3,733	(27,078)	(100)	(30,547)
Income from continuing operations before income taxes	314,641	192,440	1,062,805	265,423
Income tax expense	102,258	102,490	355,801	426,270
Income (loss) from continuing operations, including the portion attributable to the noncontrolling interests	212,383	89,950	707,004	(160,847)
Discontinued Operations:
Loss from discontinued operations, net of income taxes	—	(11,892)	(86,935)	(49,978)
Consolidated net income (loss)	212,383	78,058	620,069	(210,825)
Loss attributed to the noncontrolling interests	—	—	—	(119)
Income (loss) attributed to Staples, Inc.	$212,383	$78,058	$620,069	$(210,706)
Amounts attributable to Staples, Inc.:
Income (loss) from continuing operations	$212,383	$89,950	$707,004	$(160,728)
Loss from discontinued operations	—	(11,892)	(86,935)	(49,978)
Income (loss) attributed to Staples, Inc.	$212,383	$78,058	$620,069	$(210,706)

Basic Earnings Per Common Share:
Continuing operations attributed to Staples, Inc.	$0.33	$0.14	$1.08	$(0.24)
Discontinued operations attributed to Staples, Inc.	—	(0.02)	(0.13)	(0.07)
Net income (loss) attributed to Staples, Inc.	$0.33	$0.12	$0.95	$(0.31)
Diluted Earnings Per Common Share:
Continuing operations attributed to Staples, Inc.	$0.33	$0.14	$1.07	$(0.24)
Discontinued operations attributed to Staples, Inc.	—	(0.02)	(0.13)	(0.07)
Net income (loss) attributed to Staples, Inc.	$0.33	$0.12	$0.94	$(0.31)

Weighted Average Shares Outstanding:
Basic	647,116	658,653	651,931	669,479
Diluted	652,225	664,947	658,442	669,479

Dividends declared per common share	$0.12	$0.11	$0.48	$0.44

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Amounts in Thousands)

	13 Weeks Ended	14 Weeks Ended
	February 1, 2014	February 2, 2013
Comprehensive income from consolidated operations	$149,791	$70,361
Comprehensive income attributed to noncontrolling interests	446	765
Comprehensive income attributed to Staples, Inc.	$149,345	$69,596
	52 Weeks Ended	53 Weeks Ended
	February 1, 2014	February 2, 2013
Consolidated net income (loss)	$620,069	$(210,825)

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(126,795)	36,602
Disposal of foreign business, net	8,308	—
Changes in the fair value of derivatives, net	—	2,022
Deferred pension and other post-retirement benefit costs, net	737	(106,656)
Other comprehensive loss, net of tax	(117,750)	(68,032)

Consolidated comprehensive income (loss)	502,319	(278,857)
Comprehensive income attributed to noncontrolling interests	631	879
Comprehensive income (loss) attributed to Staples, Inc.	$501,688	$(279,736)

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	52 Weeks Ended	53 Weeks Ended
	February 1, 2014	February 2, 2013
Operating Activities:
Consolidated net income (loss)	$620,069	$(210,825)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	402,813	408,413
Amortization of intangibles	55,405	78,900
Loss on disposal of business	80,887	—
Impairment of goodwill and long-lived assets	—	810,996
Stock-based compensation	80,632	117,813
Excess tax benefits from stock-based compensation arrangements	(2,140)	(185)
Deferred income tax expense	104,786	112,148
Loss on early extinguishment of debt	—	56,958
Loss related to equity method investment	—	26,211
Other	(4,348)	7,208
Changes in assets and liabilities:
(Increase) decrease in receivables	(54,418)	122,628
(Increase) decrease in merchandise inventories	(81,130)	87,246
Increase in prepaid expenses and other assets	(39,349)	(48,145)
Increase (decrease) in accounts payable	108,392	(260,263)
Decrease in accrued expenses and other liabilities	(89,615)	(111,246)
(Decrease) increase in other long-term obligations	(73,698)	21,331
Net cash provided by operating activities	1,108,286	1,219,188

Investing Activities:
Acquisition of property and equipment	(371,229)	(349,574)
Cash paid for termination of joint venture	(34,298)	—
Proceeds from the sale of property and equipment	13,350	9,500
Disposition of business, net	(12,736)	—
Acquisition of businesses, net of cash acquired	(74,632)	(1,941)
Net cash used in investing activities	(479,545)	(342,015)

Financing Activities:
Proceeds from the exercise of stock options and sale of stock under employee stock purchase plans	81,257	49,993
Proceeds from borrowings	37,811	1,087,843
Payments on borrowings	(910,225)	(485,554)
Early settlement of debt	—	(689,740)
Purchase of noncontrolling interest	(96)	(7,910)
Cash dividends paid	(312,521)	(294,147)
Excess tax benefits from stock-based compensation arrangements	2,140	185
Repurchase of common stock	(340,415)	(472,935)
Net cash used in financing activities	(1,442,049)	(812,265)
Effect of exchange rate changes on cash and cash equivalents	(19,889)	5,245
Net (decrease) increase in cash and cash equivalents	(833,197)	70,153
Cash and cash equivalents at beginning of period	1,334,302	1,264,149
Cash and cash equivalents at end of period	501,105	1,334,302
Less: Net increase in cash and cash equivalents attributed to discontinued operations	(705)	—
Less: Cash and cash equivalents attributed to disposal group held for sale	(7,868)	—
Cash and cash equivalents at the end of the period	$492,532	$1,334,302

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
	Sales
North American Stores & Online	$2,899,522	$3,297,555	$11,103,160	$11,827,906
North American Commercial	1,963,381	2,102,370	8,041,613	8,108,402
International Operations	1,010,370	1,168,055	3,969,490	4,444,202
Total segment sales	$5,873,273	$6,567,980	$23,114,263	$24,380,510

	Business Unit Income (Loss)
North American Stores & Online	$175,924	$317,029	$733,465	$987,025
North American Commercial	167,168	194,699	603,972	680,011
International Operations	13,538	5,968	(15,219)	(21,146)
Total business unit income	356,630	517,696	1,322,218	1,645,890
Stock-based compensation	(18,519)	(27,407)	(80,632)	(117,813)
Impairment of goodwill and long-lived assets	—	—	—	(810,996)
Restructuring charges	—	(176,620)	(64,085)	(207,016)
Interest and other expense, net	(23,470)	(121,229)	(114,696)	(244,642)
Income from continuing operations before income taxes	$314,641	$192,440	$1,062,805	$265,423

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	52 Weeks Ended
	February 1, 2014
	GAAP	Restructuring charges	Non-GAAP
Operating income	$1,177,501	$64,085	$1,241,586
Interest and other expense, net	(114,696)	—	(114,696)
Income from continuing operations before income taxes	1,062,805	64,085	1,126,890

Income tax expense	355,801	10,481	366,282

Income from continuing operations attributed to Staples, Inc.	$707,004	$53,604	$760,608

Effective tax rate	33.5%		32.5%

Operating income rate	5.09%		5.37%

Diluted earnings per common share from continuing operations attributed to Staples, Inc:	$1.07		$1.16

	14 Weeks Ended
	February 2, 2013
	GAAP	Restructuring charges	Accelerated trade-name amortization	Loss on early extinguishment of debt	Termination of JV arrangement in India	Non-GAAP
Operating income	$313,669	$176,620	$4,450	$—	$—	$494,739
Interest and other expense, net	(121,229)	—	—	56,958	26,211	(38,060)
Income from continuing operations before income taxes	192,440					456,679

Income taxes	102,490					102,490
Adjustments	—					45,931
Adjusted income taxes	102,490					148,421

Income from continuing operations attributed to Staples, Inc.	$89,950					$308,258

Effective tax rate	53.3%					32.5%

Operating income rate	4.78%					7.53%

Per share income from continuing operations attributed to Staples, Inc:
Basic earnings per common share	$0.14					$0.47
Diluted earnings per common share	$0.14					$0.46

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures (continued)
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	53 Weeks Ended
	February 2, 2013
	GAAP	Impairment of goodwill & long lived assets	Restructuring charges	Accelerated trade-name amortization	Loss on early extinguishment of debt	Termination of JV arrangement in India	Non-GAAP
Operating income	$510,065	$810,996	$207,016	$20,049	$—	$—	$1,548,126
Interest and other expense, net	(244,642)	—	—	—	56,958	26,211	(161,473)
Income from continuing operations before income taxes	265,423						1,386,653

Income taxes	426,270						426,270
Adjustments	—						24,390
Adjusted income taxes	426,270						450,660

(Loss) income from continuing operations	(160,847)						935,993
Loss attributed to noncontrolling interests	(119)						(119)
(Loss) income from continuing operations attributed to Staples, Inc.	$(160,728)						$936,112

Effective tax rate	160.6%						32.5%

Operating income rate	2.09%						6.35%

Per share (loss) income from continuing operations attributed to Staples, Inc:
Basic earnings per common share	$(0.24)						$1.40
Diluted earnings per common share	$(0.24)						$1.39

Weighted average common shares outstanding	669,479						669,479
Effect of dilutive securities	—						6,526
Weighted average common shares outstanding assuming dilution	669,479						676,005

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Dollar Amounts in Thousands)
(Unaudited)

		Impact on sales growth in the fourth quarter of fiscal year 2013 related to:			Sales growth in the fourth quarter of fiscal year 2013 excluding the impact of:
	GAAP sales growth fourth quarter of fiscal year 2013	53rd week in 2012	Change in exchange rates	Estimated impact of store closures	53rd week in 2012	53rd week in 2012 & change in exchange rates	53rd week in 2012, change in exchange rates & estimated impact of store closures
North American Stores & Online	(12)%	(6)%	(1)%	(1)%	(6)%	(4)%	(3)%
North American Commercial	(7)%	(8)%	—%	—%	1%	2%	2%
International Operations	(13)%	(6)%	(1)%	(2)%	(7)%	(6)%	(3)%
Consolidated	(11)%	(7)%	(1)%	(1)%	(4)%	(3)%	(2)%
		Impact on sales growth in fiscal year 2013 related to:			Sales growth in fiscal year 2013 excluding the impact of:
	GAAP sales growth fiscal year 2013	53rd week in 2012	Change in exchange rates	Estimated impact of store closures	53rd week in 2012	53rd week in 2012 & change in exchange rates	53rd week in 2012, change in exchange rates & estimated impact of store closures
North American Stores & Online	(6)%	(2)%	(1)%	(1)%	(4)%	(3)%	(3)%
North American Commercial	(1)%	(2)%	—%	—%	1%	1%	1%
International Operations	(11)%	(2)%	(1)%	(2)%	(9)%	(8)%	(6)%
Consolidated	(5)%	(2)%	(1)%	(1)%	(3)%	(3)%	(2)%

Staples.com Sales Growth
	Fourth quarter of fiscal year 2013	Fourth quarter of fiscal year 2012	Change
GAAP sales	$614,073	$605,780	$8,293
GAAP sales growth	1.4%

Impact of the 53rd week in 2012		$(42,927)
Impact of changes in exchange rates	$7,289

Non-GAAP sales	$621,362	$562,853	$58,509
Non-GAAP sales growth	10.4%

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of Free Cash Flow Disclosures
(Dollar Amounts in Thousands)
(Unaudited)

	52 Weeks Ended	53 Weeks Ended
	February 1, 2014	February 2, 2013
Net cash provided by operating activities	$1,108,286	$1,219,188
Acquisition of property and equipment	(371,229)	(349,574)
Free cash flow	$737,057	$869,614

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Kirk Saville, 508-253-8530
or
Investor Contact:
Chris Powers/Kevin Barry, 508-253-4632/1487